EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form F-3 of our report dated June 16, 2005, relating to the consolidated financial statements, which appears in Unibanco Holdings S.A. and Unibanco – União de Bancos Brasileiros S.A.'s Annual Report on Form 20-F for the year ended December 31, 2004. We also consent to the references to us under the headings “Experts” and “Summary Consolidated Financial Information–US GAAP Presentation” in such Registration Statement.

/s/ PricewaterhouseCoopers
Auditores Independentes
São Paulo, Brazil
August 29, 2005